                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

    This Employment Agreement (the "Agreement") by and between School Specialty, Inc., a Wisconsin corporation (the "Company") and wholly-owned subsidiary of U.S. Office Products Company, a Delaware corporation ("USOP") and Daniel P. Spalding ("Employee") is hereby entered into and effective as of the 29 day of April, 1996. This Agreement hereby supersedes any other employment agreements or understandings; written or oral, between the Company, USOP and Employee.

                                    RECITALS

    The following statements are true and correct:

    On this day the Company, USOP and certain other parties consummated a transaction contemplated by the Agreement and Plan of Reorganization dated as of April 29, 1996 by and among the Company, USOP and such other parties.

    As of the date of this Agreement, the Company is engaged primarily in the school products supply business.

    Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and USOP's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and USOP, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and USOP; this information is a trade secret and constitutes the valuable good will of the Company and USOP.

    Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS

    1.  EMPLOYMENT AND DUTIES.

    (a) The Company hereby employs Employee as President. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of President. Employee will report directly to the Board of Directors of the Company (the "Board"). Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business of the Company.

    (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

    (c) Employee shall not, during the Term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from (i) making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof or (ii) acting as director of charitable or educational organizations or companies which do not compete with the Company so long as such activities do not interfere with Employee's performance of his obligations to the Company.

    2. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

    (a) BASE SALARY. Effective on the date hereof, the base salary payable to Employee shall be $180,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's
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performance and may make increases to such base salary if, in its discretion, any such increase is warranted.

    (b) INCENTIVE BONUS PLAN. The Company will develop a written Incentive Bonus Plan (which may be USOP's Incentive Bonus Plan, provided that it contains the same terms and provisions for Employee as for USOP employees of similar standing) setting forth the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards. The Incentive Bonus Plan will provide for Employee to earn up to 100% of his base salary in bonus compensation, payable out of a bonus pool determined by the Board of Directors of USOP or a compensation committee thereof. Bonuses under the Incentive Bonus Plan will be determined by measuring Employee's performance, the Company's performance and USOP's performance based on the following criteria, weighted as indicated, and measured against target performance levels established by the Board of Directors of USOP or such compensation committee:
USOP's profit--25%, (ii) the profit of the Company--50%, and (iii) revenue growth of the Company due to acquisitions--25%.

    (c) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

    (1) Payment of all premiums (or such portion thereof as is provided by the Company's or USOP's plans) for coverage for Employee and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company or USOP may have in effect from time to time, benefits provided to Employee under this clause (1) to be at least equal to such benefits provided to USOP executives.

    (2) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

    (3) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide and USOP-wide employee benefits as available from time to time.

    3.  NON-COMPETITION AGREEMENT.

    (a) Employee will not, during the period of his employment by or with the Company, and for a period equal to the longer of (i) two (2) years or (ii) the period during which Employee is entitled to receive and is receiving any payment pursuant to paragraph 5(d) hereof, immediately following the termination of his employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

        (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company or USOP, within 100 miles of the Company or USOP or where any of the Company's or USOP's subsidiaries conducts business, including any territory serviced by the Company or USOP or any of such subsidiaries (the "Territory");

        (ii) call upon any person who is, at that time, within the Territory, an employee of the Company or USOP (including the respective subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or USOP (including the respective subsidiaries thereof).

                                       2
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       (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company or USOP (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or USOP within the Territory;

        (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the Company or USOP (including the respective subsidiaries thereof), or for which the Company or USOP made an acquisition analysis, for the purpose of acquiring such entity.

    Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

    (b) Because of the difficulty of measuring economic losses to the Company and USOP as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and USOP for which they would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by USOP or the Company in the event of breach by him, by injunctions and restraining orders.

    (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company or USOP (including USOP's other subsidiaries) on the date of the execution of this Agreement and the current plans of USOP (including USOP's other subsidiaries); but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and USOP (including USOP's other subsidiaries) throughout the term of this covenant.

    It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company or USOP (including USOP's other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if the Company or USOP (including USOP's other subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

    (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

    (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or USOP, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by USOP or the Company of such covenants, PROVIDED, however, that upon the failure of the Company to make any payments required under this Agreement, the Employee may, upon thirty days prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this paragraph 3. It is specifically agreed that the period of two (2) years stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

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    (f) Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Employee shall be prohibited from engaging any any competitive activity described in paragraph 3(a) hereof, the period of time for which Employee shall be prohibited pursuant to paragraph 3(a) hereof shall be the maximum time permitted by law. However, in the event that the time period specified by paragraph 3(a) shall be so reduced, then, notwithstanding the provisions of paragraph 5(d) hereof, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the longer of
(i) the time period during which the provisions of paragraph 3(a) shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the term provided in paragraph 5(d).

    4.  PLACE OF PERFORMANCE.

    (a) Employee understands that he may be requested by the Board or USOP to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will pay all relocation costs to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall no personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

    (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 5(c) and, in the event that Employee is terminated for such refusal, Employee shall be entitled to receive all payments under this Agreement as if he were terminated by the Company without cause.

    5. TERM; TERMINATION; RIGHTS ON TERMINATION. The term of this Agreement shall begin on the date hereof and continue for four years (the "Initial Term"), and, unless terminated as herein provided, shall be extended at the end of each year beginning at the end of the second year of the Initial Term hereof for a period of one year on the same terms and conditions contained herein, such that the term (the "Term") of this Agreement shall extend for a period of three years from the date of such extension. This Agreement and Employee's employment may be terminated in any one of the following ways:

    (a) DEATH. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

    (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after written notice to the Employee (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty
(30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of

                                       4
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Employee's doctor. Subject to paragraph 3(f) hereof and the last paragraph of this paragraph 5, in the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement, payable over such time period.

    (c) GOOD CAUSE. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's willful, material and irreparable breach of this Agreement which continues after receipt of ten (10) days prior written notice from the Company to Employee; (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or USOP which materially and adversely affects the operations or reputation of the Company or USOP; (4) Employee's conviction of a felony or other crime involving moral turpitude; or (5) alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

    (d) WITHOUT CAUSE. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, subject to paragraph 3(f) hereof and the last paragraph of this paragraph 5, Employee shall receive from the Company the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement, payable over such time period. If Employee resigns or otherwise terminates his employment for any reason other than Good Reason as defined in paragraph 5(f), Employee shall receive no severance compensation.

    (e)  CHANGE IN CONTROL OF THE COMPANY OR USOP.  Refer to paragraph 17 below.

    (f) TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after 10 days' prior written notice by Employee to the Company and to USOP, specifying the basis for such Employee's having Good Reason to terminate this Agreement.

        (i) a material adverse change in Employee's status, title, position or responsibilities;

        (ii) the assignment to Employee of any duties materially and adversely inconsistent with the Employee's position as specified in paragraph 1 hereof (or such other position to which he may be promoted), including status, offices, responsibilities or persons to whom the Employee reports as contemplated under paragraph 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

        (iii) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by paragraphs 5(a), (b), (c) and (e); or

        (iv) any other material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement.

In the event of any termination by the Employee for Good Reason, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 15 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder.

    (g) PAYMENT THROUGH TERMINATION. Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of USOP, the

                                       5
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Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 herein and Employee's obligations under paragraphs 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

In the event of any termination of Employee's employment under this Agreement, the Employee shall have no obligation to seek other employment; PROVIDED, however, that in the event that Employee secures employment during the period that any payment is continuing pursuant to the provisions of this paragraph 5, the amounts to be paid hereunder shall be reduced by the amount of Employee's earnings from such other employment.

    6. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, USOP or their representatives, vendors or customers which pertain to the business of the Company or USOP shall be and remain the property of the Company or USOP, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or USOP which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

    7. INVENTIONS. Employee shall disclose promptly to USOP and the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company or USOP and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

    8. TRADE SECRETS. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's or USOP's relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company or USOP, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

    9. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or USOP against the Employee), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company (and whether or not the basis of such action is the Employee's action in such official capacity), then the Company shall indemnify Employee against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith and such indemnification shall continue as to the Employee even if he has ceased to be an employee, officer or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to Employee all reasonable costs and expenses directly related to the defense of such action, suit or proceeding within twenty days after written request therefore by the Employee to the Company, PROVIDED that such request shall include an undertaking by the Employee to repay such advances if it shall ultimately be determined that Employee is or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company or USOP agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by USOP shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company or USOP shall pay all attorneys' fees of such separate counsel. Further,

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while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company or USOP for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal or fraudulent acts which materially damage the business of the Company. The provisions of this Section 9 are in addition to, and not in derogation of, the indemnification provisions of the Company's By-Laws.

    10. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employee, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses or investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

    11. ASSIGNMENT: BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company or USOP without the prior written consent of Employee. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

    12. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

    13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:                       School Specialty, Inc.
                                      1000 N. Bluemound Drive
                                      P.O. Box 1579
                                      Appleton, WI 54913-1579
                                      Attention: Vice President

to USOP:                              U.S. Office Products Company
                                      1440 New York Avenue, N.W.
                                      Suite 310
                                      Washington, D.C. 20005
                                      Attn: Mark D. Director

To Employee:                          Mr. Daniel P. Spalding
                                      c/o School Specialty, Inc.
                                      1000 N. Bluemound Drive
                                      P.O. Box 1579
                                      Appleton, WI 54913-1579

                                       7
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Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

    14. SEVERABILITY: HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

    15. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company is located.

    16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Wisconsin.

    17.  CHANGE IN CONTROL.

    (a) Unless he elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

    In the event of a Change in Control, Employee may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company not later than five (5) business days after the closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Company had terminated the Agreement without cause; however, under such circumstances, Employee shall be entitled to continue to receive his base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for two (2) years, whichever amount is greater, payable over the term of such payment and the non-competition provisions of paragraph 3 shall all apply for a period equal to the duration of such payment.

    (b) A "Change in Control" shall be deemed to have occurred if:

        (i) any person, other than USOP or an employee benefit plan of USOP, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

        (ii) the individuals (A) who, as of the closing date of USOP's initial public offering, constitute the Board of Directors of USOP (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of USOP and whose election, or nomination for election, to the Board of Directors of USOP was approved by a vote of at least two-thirds ( 2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of USOP and whose election, or nomination for election, to the Board of Directors of USOP was approved by a vote of at least two-thirds ( 2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) (such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board of Directors of USOP;

       (iii) the shareholders of USOP shall approve a merger, consolidation, recapitalization, or reorganization of USOP, a reverse stock split of outstanding voting securities, or consummation of any such transaction if shareholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of USOP immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

        (iv) the shareholders of USOP shall approve a plan of complete liquidation of USOP or an agreement for the sale or disposition by USOP of all or a substantial portion of USOP's assets (i.e., 50% or more of the total assets of USOP).

    (c) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

    (d) Employee shall be reimbursed by the Company or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Employee.

    18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce and account for any of the other counterparts.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          SCHOOL SPECIALTY, INC.
                                          By: /s/ LEO C. MCKENNA
       -------------------------------------------------------------------------
                                          Title: Secretary
                                          EMPLOYEE:
                                          /s/ DANIEL P. SPALDING
       -------------------------------------------------------------------------
                                          Daniel P. Spalding

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